UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2007

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-13045 (Commission File Number)	23-2588479 (IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Laurie A. Tucker

On March 2, 2007, Iron Mountain Incorporated’s (the “Company”) Board of Directors (the “Board”) expanded the size of the Board by one member, from seven to eight, and elected Laurie A. Tucker, Senior Vice President of Marketing at FedEx Corporate Services, Inc. (“FedEx”), as a member of the Board.  At the same meeting, the Board elected Ms. Tucker to the Nominating and Governance Committee of the Board.

Ms. Tucker joined FedEx in 1978 as a financial analyst and since then, has gained experience across many facets of the business.  Today, Ms. Tucker is responsible for developing marketing strategy, product research and development, brand management, advertising, retail, sponsorship marketing, business alliances, e-commerce, and customer experience management.  Also active in the community, Ms. Tucker is on the Board of Visitors of the University of Memphis, which is where she earned both her B.A. and M.B.A.  She is also the FedEx co-chair for the March of Dimes and has been a United Way Alexis de Tocqueville Society member since 1998.

Upon her election, Ms. Tucker received an option to purchase 1,683 shares of the Company’s common stock at an exercise price of $27.18 per share (equal to the fair market value of the common stock on March 2, 2007, as calculated in accordance with the option plan).  This option will fully vest on March 2, 2008.  Ms. Tucker will be compensated for her service on the Board in accordance with the Company’s Compensation Plan for Non-Employee Directors.

Ms. Tucker has no family relationships with any director or executive officer of the Company, and there are no transactions in which Ms. Tucker has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 5, 2007, we announced a proposed offering of C$175 million in aggregate principal amount of CAD Senior Subordinated Notes due 2019 by our wholly owned subsidiary, Iron Mountain Nova Scotia Funding Company. The notes will be fully and unconditionally guaranteed by the Company and certain of its wholly owned subsidiaries. The notes are being offered only to qualified institutional buyers under Rule 144A and to persons outside the United States pursuant to Regulation S. The securities to be offered have not been registered under the Securities Act of 1933, as amended, or applicable securities laws, and until so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

In the offering memorandum relating to our offering of the notes, we disclosed that we expect to enter into new amended and restated term loan and revolving credit facilities in the second quarter of 2007 to replace the Company’s existing term loan and revolving credit facilities.  We expect that advances under the Company’s new amended and restated term loan and revolving credit facilities will be used to repay in full existing term loan and revolving credit facilities of Iron Mountain Europe Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)

By:	/s/ Garry B. Watzke
Name: Garry B. Watzke
Title: SVP and General Counsel

Date: March 5, 2007